UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2012

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On December 11, 2012, Tessera Technologies, Inc. (the "Company") entered into a Settlement Agreement and General Release (the "Settlement Agreement") with Farzan Bob Roohparvar, who served as the President of DigitalOptics Corporation, a wholly owned subsidiary of the Company ("DOC"), until September 4, 2012. Pursuant to the Settlement Agreement, the Company has agreed to pay an aggregate of $500,000 to Dr. Roohparvar and his attorneys as an initial separation payment, payable following the date on which his general release of claims in favor of the Company becomes effective. The Company has also agreed to pay Dr. Roohparvar an aggregate of $440,000 in additional severance payments, payable in arrears on a monthly pro-rata basis beginning January 31, 2013 and ending December 31, 2013, subject to Dr. Roohparvar's compliance with the Settlement Agreement, including but not limited to certain obligations contained therein relating to non-disparagement, non solicitation, non-interference, transfer of company property and continuing cooperation, and his existing confidentiality and invention assignment agreement with the Company (the "Confidentiality Agreement"). The payments made under the Settlement Agreement and the Consulting Agreement (as described below) will serve as full satisfaction of amounts owed to Dr. Roohparvar as a result of his employment with the Company and DOC and the separation thereof.

        In connection with the Settlement Agreement, Tessera Global Services, Inc., a wholly owned subsidiary of the Company ("TGSI"), entered into a Consulting Agreement with Dr. Roohparvar on December 11, 2012 (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Dr. Roohparvar has agreed to provide up to five hours per month of advice regarding matters that were formerly within the scope of his responsibilities as President of DOC. As consideration for such services, and subject to Dr. Roohparvar's compliance with the Consulting Agreement, the Settlement Agreement and the Confidentiality Agreement, TGSI will pay Dr. Roohparvar an aggregate of $60,000, payable in arrears on a monthly basis beginning January 31, 2013 and ending December 31, 2013. The Consulting Agreement will terminate on December 31, 2013, unless Dr. Roohparvar terminates the Consulting Agreement at an earlier date or TGSI terminates the Consulting Agreement for Dr. Roohparvar's breach of the Settlement Agreement.

        The foregoing provides only a brief description of the terms and conditions of the Settlement Agreement and the Consulting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Settlement Agreement and the Consulting Agreement that will be filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: December 14, 2012	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Executive Vice President and Chief Financial Officer